UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2005

CORGENTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50573	77-0503399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 624-9600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On September 23, 2005, Corgentech Inc. (“Corgentech”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with AlgoRx Pharmaceuticals, Inc. (“AlgoRx”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Element Acquisition Corp., a wholly-owned subsidiary of Corgentech, will merge with and into AlgoRx a privately-held corporation, with AlgoRx as the surviving corporation of the merger (the “Merger”). As a result of the Merger, AlgoRx will become a wholly-owned subsidiary of Corgentech and each outstanding share of AlgoRx capital stock will be converted into the right to receive shares of Corgentech common stock as set forth in the Merger Agreement. Under the terms of the Merger Agreement, Corgentech will issue, and AlgoRx stockholders will receive in a tax-free exchange, shares of Corgentech common stock such that AlgoRx stockholders will own approximately 62 percent of the combined company on a pro forma basis and Corgentech stockholders will own approximately 38 percent. Consummation of the Merger is subject to customary closing conditions, including any antitrust approvals that may necessary and approval by the stockholders of Corgentech and AlgoRx, respectively. A copy of the Merger Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the press release issued by Corgentech and AlgoRx on September 26, 2005 concerning the transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

Corgentech intends to file a registration statement on Form S-4, and Corgentech and AlgoRx intend to file a related joint proxy statement/prospectus, in connection with the merger transaction involving Corgentech and AlgoRx. Investors and security holders are urged to read the registration statement on Form S-4 and the related joint proxy/prospectus when they become available because they will contain important information about the merger transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Corgentech by contacting Corgentech Investor Relations at 650-624-9600.

Corgentech, AlgoRx and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Corgentech and AlgoRx in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the joint proxy statement/prospectus of Corgentech and AlgoRx described above. Additional information regarding the directors and executive officers of Corgentech is also included in Corgentech’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Corgentech.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 23, 2005, James Z. Huang, was named President of Corgentech. Mr. Huang joined Corgentech in September 2002 as Vice President of Business Development and Commercial Operations. Prior to joining Corgentech, Mr. Huang was Vice President of Business Development and Commercial Operations of Tularik Inc., a biopharmaceutical company, from June 2000 to August 2002. Prior to that, Mr. Huang was Product Director of Avandia and held positions in new product development and Worldwide Business Development at SmithKline Beecham PLC, now GlaxoSmithKline, a pharmaceutical company. From July 1992 to June 1995, Mr. Huang held various positions in Bristol-Myers Squibb Company’s Strategic Product Planning, Managed Care and Sales and Marketing organizations, and research and development positions at Alza Corporation, now part of Johnson & Johnson Company, a pharmaceutical company. Mr. Huang received a B.S. in Chemical Engineering from the University of California, Berkeley and an M.B.A. from the Stanford University Graduate School of Business.

In this new position, Mr. Huang will continue to report to John P. McLaughlin, who will remain as Corgentech’s Chief Executive Officer and a member of Corgentech’s Board of Directors.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
1.1	Agreement and Plan of Merger among Corgentech Inc., Element Acquisition Corp. and AlgoRx Pharmaceuticals, Inc. dated September 23, 2005.

99.1	Press Release, dated September 26, 2005, “Corgentech and AlgoRx announce Merger Agreement.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2005	CORGENTECH INC.

	By:	/s/ Patrick A. Broderick
Patrick A. Broderick
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
1.1	Agreement and Plan of Merger among Corgentech Inc., Element Acquisition Corp. and AlgoRx Pharmaceuticals, Inc. dated September 23, 2005.

99.1	Press Release, dated September 26, 2005, “Corgentech and AlgoRx announce Merger Agreement.”